Incorporated Under the Laws of the Sate of Iowa

     Number                    [Graphic Omitted]               Shares


                                  MIRENCO, INC.
                                  COMMON STOCK
                               WITHAOUT PAR VALUE

             THIS CERTIFIES THAT____________________________ is the
         registered holder of ___________________________________Shares of MIrenco, Inc. Common Stock without par value
   Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate porperly endorsed.

In Witness Whereof:the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.
             This __________________ day of _____________A.D. _____


                                                         SPECIMEN
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                 Secretary                               President